Exhibit j
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 11, 2000 on Dreyfus Premier International Value Fund and Dreyfus Premier Value Fund, which are incorporated by reference, in this Registration Statement (Form N-1A 33-06013) of Dreyfus Premier Value Equity Funds.




                                ERNST & YOUNG LLP


New York, New York
February 22, 2001